Exhibit 99.1
FHLBANK TOPEKA ANNOUNCES 2018 SECOND QUARTER RESULTS

July 26, 2018 - FHLBank Topeka (FHLBank) announces its second quarter 2018 operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $45.7 million for the three months ended June 30, 2018 compared to $45.6 million for the three months ended June 30, 2017. For the six months ended June 30, 2018, FHLBank is reporting net income of $85.3 million compared to $99.3 million for the six months ended June 30, 2017. Other operating highlights from the second quarter of 2018 and the six months then ended are presented below. FHLBank expects to file its Form 10-Q for the quarter ended June 30, 2018 with the Securities and Exchange Commission (SEC) on or about August 9, 2018.

Operating Highlights

•
Net income remained flat, with a slight increase of $0.1 million, or 0.3 percent, for the three months ended June 30, 2018 compared to the three months ended June 30, 2017 due largely to an increase in net interest income mostly offset by net fair value fluctuations on swapped trading securities and derivatives that do not qualify for hedge accounting (economic derivatives);

•
Net interest income, FHLBank's largest source of income, increased $3.6 million, or 5.5 percent, for the three months ended June 30, 2018 compared to the three months ended June 30, 2017 due primarily to the decline in net premium amortization expense on the mortgage loan portfolio between periods;

•	Total assets increased $3.7 billion, or 7.6 percent, from December 31, 2017 to June 30, 2018 due to increases in advances, investment securities, and mortgage loans;

•
Advances increased $2.4 billion, or 9.2 percent, from December 31, 2017 to June 30, 2018, while the average balance of advances decreased $0.3 billion, or 0.9 percent, during the second quarter of 2018 compared to the prior year period;

•	Mortgage loans held for portfolio increased $0.5 billion, or 7.2 percent, from December 31, 2017 to June 30, 2018;

•	Return on average equity (ROE) was 7.25 percent for the three months ended June 30, 2018 compared to 7.64 percent for the three months ended June 30, 2017; and

•
FHLBank paid a dividend of 1.50 percent on the average outstanding shares of Class A Common Stock and a dividend of 6.75 percent on the average outstanding shares of Class B Common Stock during the second quarter of 2018.

GAAP Income
Net income for the three months ended June 30, 2018 remained largely unchanged compared to the prior year period despite the $3.6 million increase in net interest income, which was offset by the net declines in the fair value of economically swapped trading securities and economic derivatives. The $14.0 million decrease in net income for the six months ended June 30, 2018 compared to the prior year period was a result of the net fair value declines in trading securities and economic derivatives, partially offset by the $3.4 million increase in net interest income. The fair value decline on the trading securities for both the three- and six-month periods was due to increases in mortgage and Treasury interest rates, which were partially offset by the positive fair value fluctuations for the related interest rate swaps caused by the increase in LIBOR. The widening between one- and three-month LIBOR for both the three- and six-month periods generated additional fair value losses on basis swaps economically hedging consolidated obligations. The increase in net interest income for the three and six months ended June 30, 2018 when compared to the respective prior year periods was due mostly to the decline in premium amortization expense on the mortgage loan portfolio between periods. The nominal increase in net income for the three months ended June 30, 2018 compared to the prior year period combined with an increase in average capital resulted in a decrease in ROE, from 7.64 percent for the three months ended June 30, 2017 to 7.25 percent for the three months ended June 30, 2018. The $14.0 million decrease in net income for the six months ended June 30, 2018 compared to the prior year period combined with an increase in average capital for the six months ended June 30, 2018 compared to the prior year period also resulted in a decrease in ROE, from 8.58 percent for the six months ended June 30, 2017 to 6.67 percent for the six months ended June 30, 2018.

About FHLBank’s Non-GAAP Financial Measures
Because FHLBank's business model is primarily one of holding assets and liabilities to maturity, FHLBank management believes that certain non-GAAP financial measures are helpful in understanding FHLBank's operating results and provide meaningful period-to-period comparison of FHLBank's long-term economic value in contrast to GAAP results, which can be impacted by fair value changes driven by market volatility or transactions that are considered unpredictable or not routine. FHLBank reports the following non-GAAP financial measures that it believes are useful to stakeholders as key measures of its operating performance: (1) adjusted income, (2) adjusted net interest margin, and (3) adjusted ROE. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are included below. Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. Another material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. While FHLBank believes the non-GAAP measures contained in this announcement are frequently used by FHLBank’s stakeholders in the evaluation of FHLBank's performance, such non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of financial information prepared in accordance with GAAP.

FHLBank’s adjusted income, a non-GAAP financial measure which excludes fair value changes in derivatives and trading securities as well as other adjustments, increased $6.6 million and $10.8 million for the three and six months ended June 30, 2018, respectively, compared to the same periods in the prior year. The increases were due primarily to increased adjusted net interest income, which includes the impact of net interest settlements on economic hedges (i.e., derivatives that do not qualify for hedge accounting that are matched to assets, liabilities, or commitments). Adjusted net interest income increased for the three- and six-months ended June 30, 2018 compared to the same periods in the prior year due to the increase in LIBOR during these periods, the impact of which is more apparent when net interest settlements of economic hedges are presented with the other components of net interest income because it reflects the impact of LIBOR repricing on both the asset and liability. Adjusted net interest margin, which is calculated with adjusted net interest income, increased by three basis points for the three months ended June 30, 2018 compared to the same period in the prior year. When comparing the six months ended June 30, 2018 to the same period in the prior year, adjusted net interest margin did not change, remaining at 47 basis points. Under GAAP, the net interest amount that converts fixed rate investments that are economically swapped to a variable rate is recorded as part of Net Gains/Losses on Derivatives and Hedging Activities rather than net interest income. For the purpose of calculating adjusted net interest margin, these fixed rate investments are considered to be variable rate investments and the corresponding net interest amount in adjusted net interest income reflects the widening of the spread between the variable rate assets created by the economic hedge and the variable rate liabilities funding them as a result of the increase in LIBOR between periods. Under GAAP, an increase in LIBOR causes the spread to tighten between fixed rate assets and variable rate liabilities and therefore causes a decrease in net interest margin.

Comparative adjusted income and adjusted net interest income for the three and six months ended June 30, 2018 and 2017 are calculated as follows:

	Three Months Ended		Six Months Ended
	06/30/2018	06/30/2017	06/30/2018	06/30/2017
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net Income, as reported under GAAP for the period	$45,748	$45,618	$85,339	$99,334
Affordable Housing Program (AHP) assessments	5,089	5,074	9,495	11,044
Income before AHP assessments	50,837	50,692	94,834	110,378
Derivative (gains) losses[1]	(8,696)	5,526	(27,029)	(260)
Trading (gains) losses	12,031	(8,394)	38,981	(13,081)
Prepayment fees on terminated advances	(70)	(300)	(101)	(1,170)
Net (gains) losses on sale of held-to-maturity securities	(28)	—	(62)	—
Total excluded items	3,237	(3,168)	11,789	(14,511)
Adjusted income (a non-GAAP measure)	$54,074	$47,524	$106,623	$95,867
_________

[1]	Consists of fair value changes on derivatives and hedging activities excluding net interest settlements (see next table) on economic hedges.

	Three Months Ended		Six Months Ended
	06/30/2018	06/30/2017	06/30/2018	06/30/2017
Calculation of Adjusted Net Interest Income:	(Dollar amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net interest income, as reported under GAAP for the period	$68,884	$65,277	$135,363	$131,949
Net interest settlements on derivatives not qualifying for hedge accounting	(1,710)	(4,436)	(3,400)	(9,619)
Prepayment fees on terminated advances	(70)	(300)	(101)	(1,170)
Adjusted net interest income (a non-GAAP measure)	$67,104	$60,541	$131,862	$121,160

Net interest margin, as calculated under GAAP for the period	0.50%	0.50%	0.48%	0.52%
Adjusted net interest margin (a non-GAAP measure)	0.49%	0.46%	0.47%	0.47%

Management uses adjusted income to evaluate the quality of FHLBank's earnings. FHLBank management believes that the presentation of adjusted income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. Management uses adjusted net interest income to evaluate the earnings impact of economic hedges. Net interest payments or receipts on economic hedges flow through net gains (losses) on derivatives and hedging activities instead of net interest income due to GAAP accounting requirements. The presentation of the net interest impact of economic hedges in adjusted net interest income provides a more useful depiction of net interest income for the purposes of yield analysis and the overall economics of the relationship, especially for fixed rate investments that are economically swapped to a variable rate.

FHLBank uses a comparison of adjusted ROE to the average overnight Federal funds rate as a key measure of effective utilization and management of members’ capital. The increases in adjusted ROE between the comparative periods in the prior year are a function of the increase in adjusted net income despite the increases in average capital. Adjusted ROE as a spread to the average overnight Federal funds effective rate decreased during the three- and six-months ended June 30, 2018 compared to the same periods in the prior year despite the increases in adjusted ROE for both periods due to increases in the target range for the Federal funds effective rate between periods.

Adjusted ROE spread for the three and six months ended June 30, 2018 and 2017 is calculated as follows:

	Three Months Ended		Six Months Ended
	06/30/2018	06/30/2017	06/30/2018	06/30/2017
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Average GAAP total capital for the period	$2,530,926	$2,396,324	$2,581,345	$2,335,744
ROE, based upon GAAP net income	7.25%	7.64%	6.67%	8.58%
Adjusted ROE, based upon adjusted income	8.57%	7.95%	8.33%	8.28%
Average overnight Federal funds effective rate	1.74%	0.95%	1.60%	0.83%
Adjusted ROE as a spread to average overnight Federal funds effective rate	6.83%	7.00%	6.73%	7.45%

Financial Highlights
Attached are highlights of FHLBank’s financial position as of June 30, 2018 and December 31, 2017 and highlights of the results of operations for the three and six months ended June 30, 2018 and 2017. FHLBank’s Form 10-Q for the quarter ended June 30, 2018 will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-Q with the SEC on or about August 9, 2018.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; effects of derivative accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; volatility of market prices, interest rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures or mergers, changes in the principal place of business of members or changes in the Federal Housing Finance Agency regulations on membership standards; our ability to declare dividends or to pay dividends at rates consistent with past practices; soundness of other financial institutions, including FHLBank members, nonmember borrowers, counterparties, and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	06/30/2018	12/31/2017
Financial Position
Investments[1]	$14,968,579	$13,998,599
Advances	28,705,448	26,295,849
Mortgage loans held for portfolio, net	7,807,487	7,286,397
Total assets	51,753,369	48,076,605
Deposits	453,652	461,769
Consolidated obligations, net[2]	48,717,405	44,935,119
Total liabilities	49,356,700	45,570,502
Total capital stock	1,496,279	1,640,039
Retained earnings	875,790	840,406
Total capital	2,396,669	2,506,103

Regulatory capital[3]	2,376,647	2,485,757

	Three Months Ended		Six Months Ended
	06/30/2018	06/30/2017	06/30/2018	06/30/2017
Results of Operations
Interest income	$313,712	$197,078	$589,505	$367,015
Interest expense	244,828	131,801	454,142	235,066
Net interest income before loan loss (reversal) provision	68,884	65,277	135,363	131,949
Provision (reversal) for credit losses on mortgage loans	16	20	46	(25)
Net gains (losses) on trading securities	(12,031)	8,394	(38,981)	13,081
Net gains (losses) on derivatives and hedging activities	6,986	(9,962)	23,629	(9,359)
Other income	2,507	2,716	5,827	5,311
Other expenses	15,493	15,713	30,958	30,629
Income before assessments	50,837	50,692	94,834	110,378
AHP assessments	5,089	5,074	9,495	11,044
Net income	45,748	45,618	85,339	99,334

Net interest margin[4]	0.50%	0.50%	0.48%	0.52%
Weighted average dividend rate[5]	5.99%	5.74%	6.00%	5.74%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A Common Stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B Common Stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]	Net interest margin is defined as net interest income as a percentage of average earning assets.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.